Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Plantronics, Inc. of our report dated February 29, 2016 relating to the financial statements of Polycom, Inc., which appears in Plantronics, Inc.'s Current Report on Form 8-K dated July 2, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PRICEWATERHOUSECOOPERS LLP

San Jose, California
May 17, 2019